Exhibit (a)(1)(G)

AVISTAR COMMUNICATIONS CORPORATION.
SUMMARY OF OUTSTANDING STOCK OPTIONS ELIGIBLE UNDER
THE OFFER TO EXCHANGE CERTAIN OUSTANDING OPTIONS FOR NEW OPTIONS
AS OF MAY 18, 2010

Name	ID	Grant Number	Grant Date	Plan/ Type	Price		Vested	Unvested	Shares Outstanding Eligible for Exchange
XXXXX, XXXXX	XXXX	XXXX	X/XX/XXXX	XXXX/XXX	$	X.XXXX	XX,XXX	XX,XXX	XX,XXX
		XXXX	X/XX/XXXX	XXXX/XXX	$	X.XXXX	XX,XXX	XX,XXX	XX,XXX

Total:							XXX,XXX	XXX,XXX	XX,XXX